Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Amendment No. 2 to the Schedule 13D filed on this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the Common Shares, without par value, of CPFL Energia S.A. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 7, 2017

STATE GRID CORPORATION OF CHINA

By:	/s/ Shu Yinbiao
Name: Shu Yinbiao
Title: Chairman

STATE GRID OVERSEAS INVESTMENT LIMITED

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

STATE GRID OVERSEAS INVESTMENT (EUROPE) LIMITED

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

STATE GRID INTERNATIONAL DEVELOPMENT CO., LTD.

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

STATE GRID INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

INTERNATIONAL GRID HOLDINGS LIMITED

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

TOP VIEW GRID INVESTMENT LIMITED

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

STATE GRID BRAZIL POWER PARTICIPAÇÕES S.A.

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT

ESC ENERGIA S.A.

By:	/s/ Wang Xinglei
Name: WANG XINGLEI
Title: ATTORNEY-IN-FACT